UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2004

REMEC, INC.

(Exact name of registrant as specified in its charter)

California	1-16541	95-3814301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3790 Via de la Valle, San Diego, CA 92014

(Address of principal executive offices, with zip code)

(858) 505-3713

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 21, 2004, REMEC, Inc. held a conference call to discuss the sale of its subsidiary, REMEC Defense & Space, Inc., to Chelton Microwave Corporation under an agreement and plan of merger. A copy of the transcript of this call is attached as Exhibit 99.1.

Additional Information

The completion of the merger is subject to approval by REMEC’s shareholders and customary closing conditions, including regulatory approval. REMEC plans to mail a Proxy Statement to the holders of its common stock containing information about the merger. Investors and security holders are urged to read the Proxy Statement carefully when it is available. The Proxy Statement will contain important information about REMEC, Chelton, the merger and related matters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the U.S. Securities and Exchange Commission at www.sec.gov.

REMEC, its directors, executive officers and certain members of management and employees may participate in the solicitation of proxies from REMEC’s shareholders in favor of the proposed merger. A description of any interests, by security holdings or otherwise, that the participants in the solicitation have in the merger will be available in the Proxy Statement.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Transcript of REMEC, Inc.’s December 21, 2004 conference call regarding the sale of its subsidiary, REMEC Defense & Space, Inc., to Chelton Microwave Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEC, INC.

Date:	December 22, 2004	By:	/s/ Donald J. Wilkins
Donald J. Wilkins
Senior Vice President, General Counsel and Secretary